Quarterly Investor Update THIRD QUARTER F ISCAL YEAR 2023 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation2 FORWARD LOOKING STATEMENTS This investor update contains “forward-looking statements” which are made in good faith by Pathward Financial, Inc.TM (the “Company”) pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future,” “target,” or the negative of those terms, or other words of similar meaning or similar expressions. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company’s beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: future operating results including our earnings per share guidance, future effective tax rate, and related performance expectations; progress on key initiatives, including the impact of measures expected to increase efficiencies or reduce expenses; customer retention; loan and other product demand; new products and services; credit quality; the level of net charge-offs and the adequacy of the allowance for credit losses; and technology. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: maintaining our executive management team; expected growth opportunities may not be realized or may take longer to realize than expected; the potential adverse effects of unusual and infrequently occurring events, including the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine, weather-related disasters, or public health events, such as the COVID-19 pandemic and any governmental or societal responses thereto; our ability to achieve brand recognition for the Bank equal to or greater than we enjoyed for MetaBank; our ability to successfully implement measures designed to reduce expenses and increase efficiencies; changes in trade, monetary, and fiscal policies and laws, including actual changes in interest rates and the Fed Funds rate, and their related impacts on macroeconomic conditions, customer behavior, or funding costs and loan and securities portfolio; changes in tax laws; the strength of the United States' economy, and the local economies in which the Company operates; adverse developments in the financial services industry generally such as recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; inflation, market, and monetary fluctuations; the timely and efficient development of, new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the ability of the Company’s subsidiary Pathward™, N.A. (“Pathward”) to maintain its Durbin Amendment exemption; the risks of dealing with or utilizing third parties, including, in connection with the Company’s prepaid card and tax refund advance business, the risk of reduced volume of refund advance loans as a result of reduced customer demand for or usage of the Company’s strategic partners’ refund advance products; our relationship with, and any actions which may be initiated by, our regulators; changes in financial services laws and regulations, including laws and regulations relating to the tax refund industry and the insurance premium finance industry; technological changes, including, but not limited to, the protection of our electronic systems and information; the impact of acquisitions and divestitures; litigation risk; the growth of the Company’s business, as well as expenses related thereto; continued maintenance by Pathward of its status as a well-capitalized institution, changes in consumer spending and saving habits; losses from fraudulent or illegal activity, technological risks and developments and cyber threats, attacks or events; the success of the Company at maintaining its high quality asset level and managing and collecting assets of borrowers in default should problem assets increase; and the other factors described under the caption “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2022 and in other filings made by the Company with the Securities and Exchange Commission (“SEC”). The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Q3 FY 2023 Highlights $45.1 MILLION IN NET INCOME $1.68 IN DILUTED EARNINGS PER SHARE GROW TH IN BOTH NET INTEREST INCOME AND NON- INTEREST INCOME AS COMPARED TO Q3 F Y 2022 NET INTEREST MARGIN (“NIM”) OF 6.18%; ADJUSTED NIM 1 OF 4.88% Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation3 . 1 See slide 24 for additional detail on adjusted NIM.

Commercial Finance Portfolio Diversification Delivers Growth Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation4 • History of delivering proven solutions to businesses • Significant growth in insurance premium financing • Expansion in term lending and SBA/USDA lending

Delivering on Deposit Stability Through BaaS Partnerships Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation5 • Teamed up with existing partners to expand offerings • Noninterest-bearing deposits have a weighted average life of over 6 years based on decay study • Announced new partnership with Finix to support launch as a payments processor

Results Driven by NIM Expansion and Growth in Noninterest Income ($ in millions, except per share data) Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation6 $72.2 $97.5 Q3 2022 Q3 2023 +35% Net Interest Income $96.7 $114.6 Q3 2022 Q3 2023 +19% Noninterest Expenses $54.0 $67.7 Q3 2022 Q3 2023 +25% Noninterest Income $22.4 $45.1 Q3 2022 Q3 2023 +101% Net Income Attributable to Parent $0.76 $1.68 Q3 2022 Q3 2023 +121% Earnings per Diluted Share

 Average off balance sheet deposits of $1.18 bi l l ion, $781 mil l ion at quar ter end  Linked quar ter total deposits impacted by decl ines in seasonal tax ser vices balances and EIP deposits  Continue to return unclaimed EIP balances to the U.S. Treasury Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation7 Total Deposits Remain Strong $5,710.8 $6,307.0 $1,218.7 $780.9 Q3 2022 Q3 2023 $6,929.5 $7,087.9 2% Total Managed Deposits Period ending ($ in millions) Off balance sheet On balance sheet

 Grow th primari ly driven by Insurance Premium Finance, Term Lending and SBA/USDA  Credit qual ity remains strong  Nonperforming loans and leases of 0.93% compared to 0.76% Q2 2023  Annualized adjusted net charge - off rate of 0.46% for 3Q231 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation8 Total Loans and Leases Increased from Q3 2022 $3,683.5 $4,068.5 Q3 2022 Q3 2023 10% Total Loans and Leases Period ending ($ in millions) 1 See slide 30 (Non-GAAP reconciliation) for additional detail.

Strong Balance Sheet Allows for Return to Shareholders

($ in millions)

Liquidity Sources



$515
$234
$124
$781
$744
$625
Off Balance Sheet Deposits[1]
Cash and Cash Equivalents
Unpledged Investment Securities
FHLB Borrowing Capacity
Fed Discount Window Funds
Unsecured Funding and Other Wholesale Funding Options

Share Repurchases



2,316,814
490,120
Q3 2023
YTD 2023
Number of Shares Repurchased

9 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

[1] *These off balance sheet deposits can be brought back on balance sheet, as needed, as they are immediately callable.*

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Increasing Fiscal Year 2023 Earnings Guidance and Introducing Fiscal Year 2024 Guidance1 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation10 1 Information on this slide is presented as of July 26, 2023, reflects the Company's updated earnings guidance for fiscal year 2023, earnings guidance for fiscal year 2024, and key assumptions, and will not be updated or affirmed unless and until the Company publicly announces such an update or affirmation. The fiscal year 2023 earnings guidance, fiscal 2024 earnings guidance, and key assumptions for each contain forward-looking statements and actual results or conditions may differ materially. See the information under "Forward Looking Statements" on slide 2. Diluted earnings per share - GAAP $5.60 - $6.00 Less: Net FY2023 Q1 extraordinary items, net of tax2 $0.15 Diluted earnings per share - Adjusted $5.45 - $5.85  Lower fee revenue from EIP deposit balance decline  Fewer renewable energy projects in FY24 due to market conditions, reducing investment tax credits  Effective income tax rate in the range of 16-20% Diluted earnings per share - GAAP $6.10 - $6.60 Guidance includes the following assumptions:  Decreasing fee revenue from EIP deposit balance decline  Effective income tax rate in the range of 10-14% FY 2023 Guidance FY 2024 Guidance 2 Includes gain on sale of trademarks and rebranding-related expenses.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation11 Q&A

2 3 4 1 Record of strong earnings growth and profitability above banking industry averages Resilient Commercial Finance loan portfolio produces attractive returns throughout economic cycles Experienced leader in fast-growing Banking as a Service (BaaS) sector, with diversified portfolio of high-quality financial partners Highly advantageous national bank charter, with well-developed risk mitigation and compliance capabilities Excess capital generating business enables ongoing return of value to shareholders 5 Investment Highlights

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation13 Record of Strong Earnings Growth and Profitability1 2.20% 1.12% 1.55% 1.45% 1.74% 1.88% 2.46% 2018 2019 2020 2021 2022 YTD23 Return on Average Assets2 ROAA inclusive of one-time items Net Interest Margin Return on Average Tangible Equity2 35.42% 16.78% 22.34% 21.87% 28.66% 30.25% 50.82% 2018 2019 2020 2021 2022 YTD23 ROATE inclusive of one-time items Earnings Per Common Share $5.26 $1.67 $2.49 $2.94 $4.38 $4.49 $4.62 $1.47 $1.95 $2.54 $3.87 $4.44 2018 2019 2020 2021 2022 YTD23 EPS inclusive of one-time items 1FY18-FY21 display GAAP earnings; FY22 reflects GAAP and adjusted earnings. FY23 displays GAAP earnings as the net adjustments for the period are insignificant. See appendix for non-GAAP reconciliations 3.14% 4.91% 4.09% 3.83% 4.84% 5.98% 2018 2019 2020 2021 2022 YTD23 Fiscal YTD Earnings 2YTD23 is annualized. Remaining Fiscal Year Earnings

Pathward’s track record of profitability, combined with its commitment to maintaining the size of its balance sheet, enables the return of the majority of earnings through repurchases and dividends. Targeting regulatory capital leverage ratio above 8% and total risk weighted capital ratio above 12%. Paid dividend every quarter dating back to 1994. Executed $21.5 million of share repurchases in 3Q23. Pathward Financial, Inc, (Nasdaq: CASH) | Quarterly Investor Presentation14 Return of Capital to Shareholders HIGHLIGHTS Track Record of Strong Earnings Growth and Right-Sized Balance Sheet Enables Ongoing Return of Capital Capital Returned to Shareholders Note: Repurchased common shares include shares withheld to cover income taxes owed by participants related to share-based incentive plans. $523.9M TOTAL SHARE REPURCHASES 2Q19 TO 3Q23 $29.4M TOTAL DIVIDENDS PAID 2Q19 TO 3Q23

Continued Progress on Key Strategic Initiatives

OPTIMIZE INTEREST-EARNING PORTFOLIO, TO EMPHASIZE HIGHER-RETURN ASSETS

- *Improved yield on earning assets to 6.31% for 3Q23 as compared to 4.89% for 3Q22.*
- *Grew commercial finance loans by $493 million, or 17%, from June 30, 2022.*
- *$2.0 billion securities portfolio provides cash flow for future commercial finance loan growth.*

OPTIMIZE DEPOSIT MIX, TO MAINTAIN A STABLE DEPOSIT BASE

- *Stable deposits[2] driven by high levels of noninterest deposits (96% of total deposits).*
- *Achieved 0.13% cost of funds from all deposits and borrowings and total cost of deposits of 0.01% for 3Q23[2].*
- *$781 million of off-balance sheet customer deposits in custody of program banks.*
- *Prioritizing stable BaaS deposits, which can generate higher levels of fee income.*
- *Weighted average life of over 6 years based on decay study for noninterest-bearing deposits.*

TARGET OF 2X OPERATING LEVERAGE

- *Efficiency ratio of 67.47% compared to 62.84% as of June 30, 2022.[1]*
- *Ongoing initiatives to drive long-term simplification and optimize existing business platforms through the establishment of a business transformation office.*

[1] Adjusted efficiency ratio (excluding the gain on sale of trademarks and rebranding expenses) for the twelve months ended June 30, 2023 was 66.88%. See appendix for Non-GAAP financial measures reconciliations.
[2] See slide 20 (Cost of Deposits) for additional detail on deposit costs.

15 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Summary Financial Results

Third Quarter Ended June 30, 2023

INCOME STATEMENT

($ in thousands, except per share data)	For the quarter ended 3Q22	For the quarter ended 2Q23	For the quarter ended 3Q23	For the nine months ended 2022	For the nine months ended 2023
Net interest income	72,151	101,406	97,465	227,564	282,927
Provision for credit losses	(1,302)	36,763	1,773	31,186	48,312
Total noninterest income	53,994	127,038	67,733	250,351	260,548
Total noninterest expense	96,650	127,136	114,578	282,246	346,773
Net income before taxes	30,797	64,544	48,847	164,483	148,390
Income tax expense	6,958	9,176	3,243	29,236	18,996
Net income before non-controlling interest	23,839	55,368	45,604	135,247	129,394
Net income attributable to non-controlling interest	1,448	597	508	2,281	1,685
Net income attributable to parent	**22,391**	**54,771**	**45,096**	**132,966**	**127,709**
Less: Allocation of earnings to participating securities[1]	377	839	690	2,166	1,920
Net income attributable to common shareholders[1]	22,014	53,932	44,406	130,800	125,789
Earnings per share, diluted	**$0.76**	**$1.99**	**$1.68**	**$4.44**	**$4.62**
Average diluted shares	28,868,136	27,169,569	26,447,032	29,454,586	27,238,801

[1] Amounts presented are used in the two-class earnings per common share calculation.

Revenue of $165.2 million, an 31% increase compared to $126.2 million for the same quarter in fiscal 2022.

- *Net interest income increased $25.3 million compared to the prior year primarily due to increased yields, higher interest-earning asset balances and an improved earning asset mix.*
- *Servicing fee income on off-balance sheet deposits was $14.6 million for the quarter, as compared to $18.2 million in 2Q23 and $0.5 million in the third quarter of the prior year.*

Noninterest expense of $114.6 million, an increase of 19% compared to $96.7 million for the fiscal 2022 third quarter.

- *The increase in expense was primarily driven by contractual card processing expenses.*
- *Card processing expenses related to structured agreements with BaaS partners were $20.5 million for the quarter, as compared to $20.4 million in 2Q23 and $2.2 million in the third quarter of the prior year.*
- *Third quarter 2023 expenses included a $2.7 million venture capital impairment.*

16 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation17 Balance Sheet Highlights Third Quarter Ended June 30, 2023 BALANCE SHEET PERIOD ENDING ($ in thousands) 3Q22 2Q23 3Q23 Cash and cash equivalents 157,260 432,598 515,271 Investments 2,000,400 1,864,276 1,951,996 Loans held for sale 67,571 24,780 87,351 Loans and leases (HFI) 3,688,566 3,725,616 4,072,899 Allowance for credit losses (75,206) (84,304) (81,916) Other assets 889,587 905,290 913,024 Total assets 6,728,178 6,868,256 7,458,625 Total deposits 5,710,799 5,902,696 6,306,976 Total borrowings 16,616 77,543 264,178 Other liabilities 275,989 214,773 209,750 Total liabilities 6,003,404 6,195,012 6,780,904 Total stockholders’ equity 724,774 673,244 677,721 Total liabilities and stockholders’ equity 6,728,178 6,868,256 7,458,625 Loans (HFI) / Deposits 65% 63% 65% Net Interest Margin 4.76% 6.12% 6.18% Return on Average Assets 1.32% 2.99% 2.61% Return on Average Equity 11.93% 32.68% 26.26%

2023 Tax Season Update

Refund advances ("RAs") and refund transfers ("RTs") leverage Banking as a Service ("BaaS") infrastructure and are core to Pathward's purpose, allowing consumers quicker access to their money.

- Total pre-tax net income for the nine months ended June 30, 2023, was down compared to the prior year, which was primarily due to the nonrenewal of two tax partnerships and higher provision expense.
- Provision for tax services products increased from the prior year's tax season primarily due to a shift in mix in RAs from partnership channels to independent tax providers, which was expected.
- RA originations of $1.46 billion compared to $1.83 billion in the 2022 tax season. When excluding the two partners not renewed, loan originations increased $116.2 million compared to the previous year.

TAX SERVICES ECONOMICS	Nine Months Ended		
($ in millions)	June 30, 2023	June 30, 2022	% Change
Net interest income (expense)	2.89	3.39	(15)%
RA product income	37.69	40.51	(7)%
RT product income	39.15	38.67	1%
Total revenue	**79.73**	**82.57**	**(3)%**
Total expense	11.56	11.01	5%
Provision for credit losses	32.83	28.09	17%
Net income, pre-tax	**35.34**	**43.47**	**(19)%**
Total refund advance originations	$ 1,459	$ 1,834	(20)%
Approximate loss rate[1] (9 months)	2.27%	1.68%	35%

[1] Approximate loss rate calculated by taking provision for loan & lease losses divided by total refund advance originations. It also includes recoveries from prior tax season, except for an exclusion of a large recovery in FY22 from the FY21 season.

Tax season at Pathward ramps up during the first fiscal quarter, peaks during the second fiscal quarter, and wraps up during the third fiscal quarter. As a result, performance for the nine months ended June 30 is a better reflection on the overall performance for tax season as it alleviates timing differences between quarters.

18 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

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Deposits held on Balance Sheet Pathward’s BaaS business generates fee income and stable deposits leading to high levels of noninterest- bearing deposits (96% of total deposits). The BaaS business’s ability to attract and maintain these deposits provides a powerful competitive advantage. Noninterest-bearing deposits as a percentage of total deposits has increased every year since 2018, from 54% in 4Q18 to 96% as of 3Q23. $781 million of off-balance sheet deposits held in custody at program banks as of June 30, 2023. These off-balance sheet deposits earn recordkeeping service fee income, typically reflective of the Effective Fed Funds Rate. 3Q23 deposit balances returning to normalized levels after being elevated due to seasonal tax activity. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation19 Deposits HIGHLIGHTS Deposit Breakdown End of Period Deposits ($B) $7.1 $7.2 $7.1 $1.3 $1.4 $1.7 $2.4 $3.2 $4.4 $4.3 $5.0 $5.5 $5.9 $6.3 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 3Q23 Total Deposits, including those held at program banks 96.4% 3.5% 0.1% Noninterest Bearing Deposits Interest Bearing Non- Time Deposits Time Deposits

Cost of Deposits

HIGHLIGHTS

- Pathward is benefiting from the deposit optimization strategy that included transitioning away from higher cost interest-bearing wholesale deposits in favor of growing BaaS deposits.
- As of June 30, 2023, approximately 48% of the deposit balances were subject to variable card processing expenses, derived from contractual agreements with certain BaaS partners tied to a rate index, typically the Effective Fed Funds Rate.
- These costs reprice immediately upon a change in the applicable rate index, leading to an instant cost increase as compared to the earning-asset yields that will generally experience a lag in repricing.
- As of June 30, 2023, Pathward also managed $781 million in off-balance sheet deposits that earned $14.6 million of fee income during the fiscal third quarter. That income is also reflective of the Effective Fed Funds Rate.



Cost of Deposits
2.40%
2.19%
0.93%
0.90%
4.99%
1.41%
0.32%
0.01%
3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23
All-in Cost of Deposits
Cost of Total Deposits
Cost of Interest Bearing Deposits
Quarterly Average Effective Fed Funds Rate

Note: All-in Cost of Deposits represents cost of total deposits with the additional incorporation of the company's noninterest variable card processing expenses impacted by interest rates.

20 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

Noninterest income represents 47% of fiscal year-to- date total revenue. Majority of noninterest income fees are generated by the Company’s BaaS business line. Other major items include leasing rental income and other loan & lease fees. Pathward’s large fee income base provides stability through interest rate and credit cycles, while propelling continued revenue growth. In the first quarter of Fiscal Year 2023, the Company recognized $10 million of fee income associated with the sale of the Meta trademarks. The majority of Pathward’s tax season revenue comes during the second quarter of each fiscal year. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation21 Diversified Noninterest Income Streams HIGHLIGHTS Refund Transfer Product Fees 16% Refund Advance Product Fees 15% Card and Deposit Fees 48% Rental Income 16% Other Income 5% FYTD 2023 Noninterest Income Breakdown1 1 Excludes gain on sale of trademarks. Noninterest income 47% Net interest income 53% FYTD 2023 Revenue Breakdown1

Remain focused on growing the Commercial Finance loan portfolio. Commercial Finance balances grew 17% from the third quarter of the prior year. Sequential quarter growth of $229 million in Insurance Premium Finance and $51 million in Consumer Finance. Yields continue to increase in the rising rate environment as variable loans adjust and fixed loans are gradually replaced and repriced. 2Q23 balances and yields elevated by seasonal tax loans. 3Q22 Consumer Finance balances include the Student Loan portfolio, which was sold in 4Q22. Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation22 Loan Portfolio HIGHLIGHTS Average Loans and Yields ($B) Period End Portfolio Composition ($B) $2.9 $3.0 $3.0 $3.1 $3.4 $0.3 $0.2 $0.2 $0.1 $0.2$0.0 $0.0 $0.0 $0.1 $0.0 $0.4 $0.3 $0.4 $0.4 3Q22 4Q22 $0.3 1Q23 2Q23 3Q23 $3.7 $3.5 $3.5 $3.7 $4.1 Warehouse Tax Services Consumer Commercial $3.7 $3.6 $3.5 $4.0 $3.9 6.69% 7.12% 7.70% 8.47% 8.31% 3Q22 4Q22 1Q23 2Q23 3Q23

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation23 Commercial Finance Attributes by Asset Class WORKING CAPITAL FINANCE • Provides working capital for new or growing companies to meet short-term operational requirements • Primarily variable rate loans with majority of floors at or above 6% • Bank typically has dominion of funds • Heavily collateral-managed • Historically excels during economic downturns EQUIPMENT FINANCE • Loan and lease financing to provide access to needed equipment • Typically secured with mission- critical equipment • Borrowers range from start-up companies to investment grade companies • Primarily fixed rate loans and leases • Flexibility to sell direct originations to secondary market STRUCTURED FINANCE • Funding to small and midsized businesses and rural borrowers to fund growth, expansion, and restructuring • SBA, USDA, and conventional loans with fixed or variable interest rates • Debt refinance, leveraged acquisitions, and alternative energy project finance • SBA and USDA guarantees can be sold on the secondary market INSUR ANCE PREMIUM FINANCE • Short-term financing to facilitate the purchase of property, casualty, and liability insurance premiums • Average term of 10 months • Fixed rate loans • Collateralized by insurance premiums • Very low historical loss rate

Loan Portfolio Interest Rate Sensitivity

HIGHLIGHTS

- As of June 30, 2023, $1.3B, or 33% of loans and leases contained floating or variable interest rates. Of these, $0.8B are tied to Fed Funds or Prime, with the remaining tied to either LIBOR, SOFR or the CMT.
- As of June 30, 2023, all variable loans with floors were at or above their floors.
- Due to the recent sharp rise in interest rates, asset mix changes and overall market conditions, a continued lag is expected before new and existing loans fully reprice.

Total Loan and Lease Portfolio Pricing Attributes[1]



48%
19%
33%
Fixed Rate > 1 Year
Fixed Rate < 1 Year
Floating or Variable

[1] Fixed rate loans and leases are shown for contractual periods.

Net Interest Margin and Loan Yields



3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23
Loan Yields: 6.65% 6.98% 7.00% 6.74% 6.90% 6.93% 6.96% 7.22% 6.69% 7.12% 7.70% 8.47% 8.31%
NIM: 3.28% 3.77% 4.65% 3.07% 3.75% 4.35% 4.59% 4.80% 4.76% 5.21% 5.62% 6.12% 6.18%
Adjusted NIM: 3.28% 3.77% 4.64% 3.06% 3.75% 4.34% 4.59% 4.79% 4.62% 4.73% 4.68% 4.89% 4.88%
NIM 1
Adjusted NIM 2
Loan Yields

[1] Declines in NIM in FY20 and FY21 associated with elevated cash balances from government stimulus programs
[2] Adjusted NIM includes contractual card processing expenses associated with higher interest rates

24 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation25 Interest Rate Risk Management June 30, 2023 -2,000 0 2,000 4,000 Month 1-12 Month 13-36 Month 37-60 Month 61-180 V o lu m e ($ M M ) Period Variance Total Assets Total Liabilities Asset/Liability Gap Analysis 1 Fixed rate securities, loans and leases are shown for contractual periods. 7% 23% 12% 58% Fixed Rate > 1 Year Earning Asset Pricing Attributes1 Fixed Rate < 1 Year Floating or Variable Federal Reserve Bank Deposits (Floating or Variable) • Data presented on this page is reflective of the Company’s asset mix at a point in time and calculated for regulatory purposes. Future rate changes would impact a multitude of variables beyond the Company’s control, and as a result, the data presented is not intended to be used for forward-looking modeling purposes. • Management’s focus is on selectively adding duration to improve yield and protect margin against falling rates. • Interest rate risk modeling shows asset sensitive balance sheet; net interest income graph shows impact of an instantaneous, parallel rate shock, a gradual parallel ramp, and an alternative view. • Management employs rigorous modeling techniques under a variety of yield curve shapes, twists and ramps. -15% 0% 15% 30% -200 -100 +100 +200 +300 Parallel Shock Ramp Alternative Year 1 12-Month Interest Rate Sensitivity from Base Net Interest Income Parallel Shock is a statutorily required calculation of the impact of an immediate change in rates, assuming other variables remain unchanged. Ramp reflects additional modeling of more gradual increases in interest rates. Alternative Year 1 mirrors the Parallel Shock scenario with the additional incorporation of the Company’s card fee income and card processing expenses impacted by interest rates.

Asset Quality

Nonperforming Assets ("NPAs")

($ in millions)


0.40%
0.46%
0.68%
0.44%
0.55%
$26.8
$30.9
$45.0
$30.1
$40.8
3Q22
4Q22
1Q23
2Q23
3Q23
Period Ended
NPAs
NPAs / Total Assets

Nonperforming Loans ("NPLs")

($ in millions)


0.71%
0.82%
1.16%
0.76%
0.93%
$26.6
$29.2
$40.9
$28.5
$38.8
3Q22
4Q22
1Q23
2Q23
3Q23
Period Ended
NPLs
NPLs / Total Loans

Adjusted Net Charge-Offs ("NCOs")[1]

Excludes Tax Services NCOs and Related Seasonal Average Loans

($ in millions)


0.71%
0.46%
0.63%
0.45%
0.61%
0.25%
0.68%
0.46%
0.46%
0.46%
$4.2
$4.1
$2.2
$6.0
$4.5
3Q22
4Q22
1Q23
2Q23
3Q23
Period Ended
Adj. NCOs
Adj. NCOs / Adj. Average Loans
Adj. NCOs / Adj. Average Loans - LTM

KEY CREDIT METRICS

- Annualized adjusted net charge-offs[1]:
  - 0.46% of average loans in 3Q23
  - 0.46% of average loans over last 12 months
- Allowance for credit loss ("ACL") of $81.9 million as of June 30, 2023.
- ACL as a % of total loans and leases was 2.01% for 3Q23, a 3bps decrease from the prior year.
- The increase in NPAs / NPLs compared to the sequential quarter was driven by one large nonperforming ABL relationship. Consumer finance NPLs decreased 3Q23 as compared to 2Q23.

[1] Non-GAAP financial measures, see appendix for reconciliations. Tax services NCOs and related seasonal average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the tax services business line.

26 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation27 Capital and Sources of Liquidity Regulatory Capital as of June 30, 2023 At June 30, 2023¹ Pathward Financial, Inc. Pathward, N.A. Tier 1 Leverage 8.41% 8.67% Common Equity Tier 1 11.52% 12.17% Tier 1 Capital 11.79% 12.17% Total Capital 13.45% 13.42% Primary & Secondary Liquidity Sources ($ in millions) Cash and Cash Equivalents $515 Unpledged Investment Securities $124 FHLB Borrowing Capacity $744 Funds Available through Fed Discount Window $234 Unsecured Funding Providers $625 Deposit Balances Held at Other Banks $781 Total Liquidity $3,023 1 Regulatory capital reflects the Company's election of the five-year CECL transition for regulatory capital purposes. Amounts are preliminary pending completion and filing of the Company's regulatory reports. . 8.23% 8.10% 8.37% 7.53% 8.41%8.22% 8.19% 8.68% 7.79% 8.67% 3Q22 4Q22 1Q23 2Q23 3Q23 Tier 1 Leverage Ratio 13.44% 13.88% 14.29% 14.06% 13.45%13.43% 13.57% 14.29% 14.03% 13.42% 3Q22 4Q22 1Q23 2Q23 3Q23 Total Capital Ratio Pathward Financial, Inc. Pathward, N.A. Minimum Requirement to be Well-Capitalized under Prompt Corrective Action Provisions

APPENDIX

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation29 Non-GAAP Reconciliation Adjusted Net Income and Adjusted Earnings Per Share For the quarter ended For the nine months ended ($ in thousands, except per share data) 3Q22 2Q23 3Q23 2022 2023 Net income - GAAP 22,391 54,771 45,096 132,966 127,709 Less: Gain on sale of trademarks - - - 50,000 10,000 Less: Loss on disposal of certain mobile generators - (1,993) - - (1,993) Add: Accelerated depreciation on certain mobile generators - 4,822 - - 4,822 Add: Rebranding Expenses 3,427 - - 6,249 3,737 Add: Separation related expenses 3,116 - - 4,080 11 Add: Impairment on venture capital investments - 500 2,749 - 3,249 Add: Income tax effect (1,677) (1,829) (687) 9,965 (942) Adjusted Net Income 27,257 60,257 47,158 103,260 130,579 Less: Allocation of earnings to participating securities1 458 923 722 1,682 1,963 Adjusted net income attributable to common shareholders 26,799 59,334 46,436 101,578 128,616 Adjusted earnings per common share, diluted $0.93 $2.18 $1.76 $3.45 $4.72 Average diluted shares 28,868,136 27,169,569 26,447,032 29,454,586 27,238,801 1 Amounts presented are used in the two-class earnings per common share calculation.

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation30 Non-GAAP Reconciliation 1 Tax services NCOs and average loans are excluded to adjust for the cyclicality of activity related to the overall economics of the Company's tax services business line. For the quarter ended ($ in thousands) Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Net charge-offs 12,198 26,664 3,217 4,975 4,218 Less: Tax services net charge-offs (recoveries) 7,992 22,594 1,033 (1,064) (266) Adjusted net charge-offs 4,206 4,050 2,184 6,039 4,484 Quarterly average loans and leases 3,747,631 3,618,678 3,524,924 4,014,112 3,919,225 Less: Quarterly average tax services loans 62,934 35,484 25,231 448,659 52,477 Adjusted Quarterly average loans and leases 3,684,697 3,583,194 3,499,693 3,565,453 3,866,748 Annualized NCOs/average loans and leases 1.30% 2.95% 0.37% 0.50% 0.43% Adjusted annualized NCOs/adjusted average loans and leases1 0.46% 0.45% 0.25% 0.68% 0.46% Adjusted Annualized NCOs and Adjusted Loans and Leases

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation31 Non-GAAP Reconciliation For the last twelve months ended ($ in thousands) Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Noninterest expense – GAAP 375,860 385,275 407,899 431,875 449,803 Net interest income 298,231 307,324 319,768 337,373 362,687 Noninterest income 299,893 293,807 272,993 290,265 304,004 Total Revenue: GAAP 598,124 601,131 592,761 627,638 666,691 Efficiency ratio, LTM 62.84% 64.09% 68.81% 68.81% 67.47% For the last twelve months ended ($ in thousands) Jun 30, 2022 Sep 30, 2022 Dec 31, 2022 Mar 31, 2023 Jun 30, 2023 Noninterest expense – GAAP 375,860 385,275 407,899 431,875 449,803 Less: Rebranding expenses 6,249 13,148 16,883 14,063 10,636 Adjusted noninterest expense 369,611 372,127 391,016 417,812 439,167 Net interest income 298,231 307,324 319,768 337,373 362,687 Noninterest income 299,893 293,807 272,993 290,265 304,004 Less: Gain on sale of trademarks 50,000 50,000 10,000 10,000 10,000 Total Adjusted Revenue: 548,124 551,131 582,761 617,638 656,691 Adjusted Efficiency ratio, LTM 67.43% 67.52% 67.10% 67.65% 66.88% Efficiency Ratio Adjusted Efficiency Ratio

Overview of Loan Portfolio

($ in millions)

	Business Line	Balance Sheet Category	3Q22	2Q23	3Q23	MRQ Yield	% of Total
Commercial Finance	**Structured Finance**						
	Guaranteed portion of US govt SBA/USDA loans	SBA/USDA	59.4	243.6	250.5		
	Unguaranteed portion of US govt SBA/USDA loans	SBA/USDA	135.0	157.3	169.1		
	Paycheck Protection Program (PPP) loans	SBA/USDA	21.1	4.7	2.8		
	Renewable energy debt financing[1] (term lending only)	Term lending	212.6	132.4	141.6		
	Other	Term lending	304.1	378.1	380.0		
		TOTAL	**732.2**	**916.1**	**944.0**	**6.22%**	**22%**
	Equipment Finance						
	Large ticket	Lease financing	192.7	153.6	187.8		
		Term lending	268.1	501.9	526.3		
	Small ticket	Lease financing	16.3	10.1	8.3		
		Term lending	263.0	223.1	205.9		
	Other	Lease financing	9.8	7.0	5.9		
		TOTAL	**749.9**	**895.7**	**934.2**	**6.62%**	**23%**
	Working Capital						
		Asset-based lending	402.5	378.0	373.2		
		Factoring	408.8	338.9	351.1		
		TOTAL	**811.3**	**716.9**	**724.3**	**13.33%**	**18%**
	Specialty Finance						
		Insurance premium finance	481.2	437.7	666.3		
		Other commercial finance	173.3	166.4	172.0		
		TOTAL	**654.5**	**604.1**	**838.3**	**8.47%**	**21%**
Consumer Lending	Consumer credit programs	Consumer credit programs	152.1	120.7	175.1		
	Private student loans	Other consumer finance	83.3	-	-		
	Other consumer lending	Other consumer finance	23.8	27.9	25.0		
		TOTAL	**259.2**	**148.6**	**200.1**	**8.30%**	**6%**
Tax Services	Tax preparer loans	Tax services	-	0.6	-		
	Refund advance loans	Tax services	41.6	60.9	47.2		
		TOTAL	**41.6**	**61.5**	**47.2**	**0.19%**	**1%**
Corporate		Warehouse finance	434.8	377.0	380.4		
		TOTAL	**434.8**	**377.0**	**380.4**	**9.02%**	**9%**
	Total Lending Portfolio (HFI)		**3,683.5**	**3,719.9**	**4,068.5**	**8.31%**	**100%**

[1]*Total renewable energy debt financing outstanding was $424.3 million as of 3Q23. The majority of these balances are in the term lending and rental equipment balance sheet categories.*

32 Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation

pathward

Pathward Financial, Inc. (Nasdaq: CASH) | Quarterly Investor Presentation33 Commercial Finance Concentrations by Industry1 Manufacturing Utilities Other Services (except Public Administration) Transportation and Warehousing Finance and Insurance Wholesale Trade Health Care and Social Assistance Construction Mining, Quarrying, and Oil and Gas Extraction Real Estate and Rental and Leasing Administrative and Support and Waste Management and Remediation Services Professional, Scientific, and Technical Services Accommodation and Food Services Nonclassifiable Establishments Retail Trade Arts, Entertainment, and Recreation Agriculture, Forestry, Fishing and Hunting Information Educational Services Public Administration Management of Companies and Enterprises $- $100 $200 $300 $400 $ in millions 1 Distribution by NAICS codes; excludes certain joint ventures; calculated based on aggregate principal amount of commercial finance loans and leases; includes operating lease rental equipment of $224.2M MANUFACTURING 52% Asset-based lending 16% Factoring 15% Lease financing 12% Term lending 5% Other TRANSPORTATION & WAREHOUSING 56% Factoring 22% Insurance premium finance 13% Term lending 9% Other UTILITIES 55% SBA/USDA 39% Term lending 5% Rental equipment, net 1% Other